EXHIBIT 99.1

Selected Balance Sheet Information In thousands AMEX: ISR Dec 31, Mar 31, Jun 30, 2004 2005 2005 Assets: Cash $ 4,773 $ 7,185 $ 4,888 Accounts receivables, net 28,896 26,921 33,275 Inventory 1,159 849 8,711 Non-current tangible assets 1,994 1,838 2,597 Liabilities: Debt 8,342 195 8,126 Accounts payable 10,675 15,926 24,499 Other current liabilities 5,931 6,992 8,127 Stockholders' equity 15,849 16,612 18,957 Tangible net asset value 14,736 14,197 10,588 Working capital 13,143 12,453 8,056

6 Months Ended June 30, 2004 2005 $ Change % Change Revenue $36,162 $62,116 $25,954 72% Gross profit 7,834 10,772 2,938 38% Gross margin 21.7% 17.3% SG&A expenses 7,734 17,131 9,397 122% Operating income (2,334) (6,359) 4,025 172% Net (loss) income 91 (6,926) 3,366 n/a Shares 4,658 5,434 776 17% Diluted EPS 0.02 (1.27) (1.29) n/a Net income excluding one-time, non-cash charges: 91 (631) (722) n/a 6 Months Ended June 30, 2005 dollars in thousands, except EPS AMEX: ISR

6 Months Ended June 30, 2004 2005 $ Change % Change Stratasoft Results: Revenue $ 4,306 $ 3,384 $ (922) (21%) Gross profit 2,458 1,663 (795) (32%) Gross margin 57.1% 49.1% SG&A expenses 2,150 2,956 806 37% Operating income 308 (1,293) (1,601) n/a Excluding Stratasoft: Revenue $ 31,856 $ 58,732 $ 26,876 84% Operating income * 208 663 871 419% * Excludes one-time, non-cash charge of $5,729 in 2005 period. Stratasoft Subsidiary Operating Performance Masks Ongoing Improvement In Balance of Operations dollars in thousands AMEX: ISR